UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 13, 2006
FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-19049
(Commission file number)
20-2803889
(I.R.S. Employer Identification No.)
6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)
(317) 532-1374
(Registrant’s Telephone Number, Including Area Code)
Fortune Diversified Industries, Inc.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
ITEM 9.01. Financial Statements and Exhibits
Articles of Amendment to the Company's Restated Articles of Incorporation
Press Release

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective April 13, 2006, Fortune Industries, Inc., an Indiana corporation (the “Company”), filed with the Indiana Secretary of State Articles of Amendment to the Company’s Restated Articles of Incorporation to change the name of the Company from Fortune Diversified Industries, Inc. to Fortune Industries, Inc. There were no other changes to the Restated Articles of Incorporation. This amendment was approved by a majority of the Company’s shareholders. The Articles of Amendment filed with the State of Indiana are attached as Exhibit 3.01 hereto.
The Company’s management and the Board of Directors believe that this change of the Company’s name may favorably affect the Company’s general image and may enhance interest in the Company among potential investors.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits

EXHIBIT #	DESCRIPTION

3.01	Articles of Amendment to the Company’s Restated Articles of Incorporation.

99.1	Fortune Industries, Inc. Press Release dated April 14, 2006.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.
Date: April 17, 2006	By:	/s/ Amy Gallo
Amy Gallo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.01	Articles of Amendment to the Company’s Restated Articles of Incorporation.

99.1	Fortune Industries, Inc. Press Release dated April 14, 2006